Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$207,648
Unrealized Gain (Loss) on Market Value of Futures	1,772,896
Dividend Income	3,236
Interest Income	230
ETF Transaction Fees	1,000
Total Income (Loss)	$1,985,010

Expenses
Investment Advisory Fee	$39,776
Brokerage Commissions	6,558
SEC & FINRA Registration Expense	2,100
NYMEX License Fee	1,564
Non-interested Directors' Fees and Expenses	381
Other Expenses	18,900
Total Expenses	69,279
Expense Waiver	(8,956)
Net Expenses	$60,323
Net Gain (Loss)	$1,924,687

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 6/1/10	$92,983,811
Withdrawals (500,000 Units)	(17,050,826)
Net Gain (Loss)	1,924,687

Net Asset Value End of Period	$77,857,672
Net Asset Value Per Unit (2,300,000 Units)	$33.85

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502